UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  July 17, 2020

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01	REGULATION FD DISCLOSURE

On July 17, 2020, DPW Holdings, Inc., a Delaware corporation (the “Company”), issued a press release announcing a final order (the “Final Order”) issued on July 16, 2020, by the United States District Court in the Central District of California (the “Court”), which approved a Motion for Final Approval of Settlement with respect to the derivative litigation captioned Ethan Young and Greg Young, Derivatively on Behalf of Nominal Defendant, DPW Holdings, Inc. v. Milton C. Ault, III, Amos Kohn, William B. Horne, Jeff Bentz, Mordechai Rosenberg, Robert O. Smith, and Kristine Ault and DPW Holdings, Inc., as the nominal defendant (Case No. 18-cv-6587) (the “Derivative Action”). On July 16, 2020, the Court entered a Judgment based upon the Final Order (the “Judgement”).

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. Copies of the Final Order and Judgement are furnished herewith as Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

ITEM 8.01	OTHER EVENTS

Settlement of Derivative Litigation

As previously reported in the Current Report on Form 8-K filed by the Company on April 20, 2020, the Court issued a preliminary order on April 15, 2020 (the “Preliminary Order”) approving a Motion for Preliminary Approval of Settlement in the Derivative Action filed on July 31, 2018. The Preliminary Order approved a definitive settlement agreement dated February 24, 2020, that was intended to settle the Derivative Action (the “Settlement Agreement”). The Derivative Action is more fully described in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020.

Order Approving a Motion for Final Approval of Settlement in the Derivative Action

On July 16, 2020, the Court issued the Final Order approving a Motion for Final Approval of Settlement in the Derivative Action. In connection thereto, Court entered a Judgment based upon the Final Order.

Under the terms of the Final Order approving the Settlement Agreement, the Company’s Board of Directors (the “Board”) will implement certain reforms to the Company’s bylaws, committee charters, corporate governance policies, and the composition of the Board, including the resignation of a current director and the appointment of two new independent directors (collectively, the “Reforms”), one of whom has been appointed to the Board. In addition, the parties have agreed upon a payment of attorneys’ fees in the amount of $600,000 payable by the Company’s Director & Officer liability insurance.

The Settlement Agreement contains no admission of wrongdoing. The Company has always maintained and continues to believe that neither it nor any of its directors engaged in any wrongdoing or otherwise committed any violation of federal or state securities laws or other laws.

In its Final Order, the Court noted that the Company had complied with its filing requirements as set forth in the Preliminary Order and that no stockholder had objected to the Settlement Agreement as of the date of its issuance and further found that the Settlement Agreement was “fundamentally fair, adequate, and reasonable.” As a result, the Court granted plaintiff’s Motion for Final Approval and issued a judgment consistent with the Final Order.

Where You Can Find Additional Information

Investors and security holders will be able to obtain documents filed with the Securities and Exchange Commission free of charge at the Commission’s website, www.sec.gov.  Security holders may also read and copy any reports, statements and other information filed by the Company with the Commission, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549.  Please call the Commission at 1-800-SEC-0330 or visit the Commission’s website for further information on its public reference room.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release issued on July 17, 2020.

99.2	Final Order

99.3	Judgement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: July 17, 2020	/s/ Henry Nisser Henry Nisser Executive Vice President and General Counsel